Nationwide Mutual Funds
Sub-Item 77Q1:  Exhibits
1-31-14 Annual Report

a.
N/A

b.
N/A

c.
N/A

d.
N/A

e.
Copies of any new or amended Registrant investment
advisory contracts;

i.
Investment Advisory Agreement among Nationwide Mutual
Funds (the "Trust") and Nationwide Fund Advisors ("NFA"),
dated May 1, 2007, pertaining to certain series of the
Trust currently managed by NFA, previously filed as
Exhibit EX-99.d.2 with the Trust's Registration Statement
on Form N-1A, as filed with the SEC on June 14, 2007, is
hereby incorporated by reference.

a. Form of Exhibit A to the Investment Advisory Agreement
dated May 1, 2007 pertaining to certain series of the
Trust currently managed by NFA, previously filed as
Exhibit EX-28.d.1.b. with the Trust's Registration
Statement on Form N-1A as filed with the SEC on on December
16, 2013 and December 19, 2013, is hereby incorporated by
reference.

ii.
Form of Subadvisory Agreement among the Trust,
NFA and Bailard, Inc., for the Nationwide Bailard Emerging
Markets Fund, previously filed as Exhibit EX-28.d.3.k.1 with the Trust's Registration Statement on Form N-1A as filed with the SEC on December 16, 2013, is hereby incorporated by reference.

f.
N/A

g.
N/A

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